Exhibit 21.1

Subsidiaries of the Registrant as of December 31, 2015

1.	Dubuque Bank and Trust Company, an Iowa state bank with its main office located in Dubuque, Iowa

1a.	DB&T Insurance, Inc., a multi-line insurance company

1b.	DB&T Community Development Corp., a community development company with a primary purpose of partnering in low-income housing and historic rehabilitation projects

2.	Illinois Bank & Trust, an Illinois state bank with its main office located in Rockford, Illinois

3.	Wisconsin Bank & Trust, a Wisconsin state bank with its main office located in Madison, Wisconsin

4.	New Mexico Bank & Trust, a New Mexico state bank with its main office located in Albuquerque, New Mexico

5.	Arizona Bank & Trust, an Arizona state bank with its main office located in Phoenix, Arizona

6.	Rocky Mountain Bank, a Montana state bank with its main office located in Billings, Montana

7.	Summit Bank & Trust, a Colorado state bank with its main office located in Broomfield, Colorado

8.	Minnesota Bank & Trust, a Minnesota state bank with its main office located in Edina, Minnesota

9.	Morrill & Janes Bank and Trust Company, a Kansas state bank with its main office located in Merriam, Kansas

10.	Premier Valley Bank, a California state bank with its main office located in Fresno, California

11.	Citizens Finance Parent Co., a consumer finance company

11a.	Citizens Finance Co., a consumer finance company with offices in Iowa and Wisconsin

11b.	Citizens Finance of Illinois Co., a consumer finance company with offices in Illinois

12.	Heartland Financial Statutory Trust IV

13.	Heartland Financial Statutory Trust V

14.	Heartland Financial Statutory Trust VI

15.	Heartland Financial Statutory Trust VII

16.	Morrill & Janes Statutory Trust I

17.	Morrill & Janes Statutory Trust II

18.	Sheboygan Statutory Trust I

19.	CBNM Capital Trust I

20.	Heartland Community Development Inc., a property management company with a primary purpose of holding and managing nonperforming assets

21.	Heartland Financial USA, Inc. Insurance Services, an insurance company with a primary purpose of providing online insurance services